UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2020

IAC/INTERACTIVECORP

(Exact name of registrant as specified in charter)

Delaware	001-39356	84-3727412
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

555 West 18th Street, New York, NY	10011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 314-7300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.001	IAC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement

On September 29, 2020, IAC Group, LLC, a wholly-owned subsidiary of the Registrant (“IAC Group”), gave notice to JPMorgan Chase Bank, N.A. (“JP Morgan”) that effective October 2, 2020 (the “Effective Date”), the Second Amended and Restated Credit Agreement, dated as of November 5, 2018, by and among IAC Group, as borrower, JPMorgan, as collateral agent and administrative agent, the financial institutions party thereto, as lenders, and the other agents, arrangers and bookrunners identified therein (the “November 2018 Credit Agreement”) shall terminate in whole.

The terms of the November 2018 Credit Agreement are summarized in the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on November 9, 2018 (SEC File No. 000-20570), which is incorporated herein by reference.

As of the Effective Date, there were no borrowings outstanding under the November 2018 Credit Agreement, and following the payment of all required fees due and payable, the November 2018 Credit Agreement was terminated. The decision to terminate the November 2018 Credit Agreement was made by the Registrant in the ordinary course of business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IAC/INTERACTIVECORP

By:	/s/ GREGG WINIARSKI
Name:	Gregg Winiarski
Title:	Executive Vice President, General Counsel & Secretary

Date: October 5, 2020